                                                                     EXHIBIT 16

                          [GRANT THORNTON LETTERHEAD]


September 11, 2000

Securities and Exchange Commission
Washington, D.C. 20549

RE: SPORTSSTAR MARKETING, INC.
    COLLEGE BOUND STUDENT ALLIANCE, INC.

Dear Sir or Madam:

We have read Part II, Item 3, "Changes in and Disagreements with
Accountants", paragraphs one and two, included in College Bound Student Alliance, Inc.'s Form 10-SB/A, Amendment No. 2 dated July 20, 2000 and agree with the statements contained therein as they relate to our firm.


Very truly yours,

/s/ Dennis W. Yockey

Dennis W. Yockey, CPA
Managing Partner

DWY/lgh